Exhibit (d)-(5)

DATED October 31, 2017

AIRMEDIA HOLDINGS LTD.

as Parent

AIRMEDIA MERGER COMPANY LIMITED

as Merger Sub

DAN SHAO

as Mortgagor

HERMAN MAN GUO

as Founder

AIRMEDIA GROUP INC.

as Company

AND

AIRMEDIA TECHNOLOGY (BEIJING) CO., LTD.

as WFOE

REAL PROPERTY MORTGAGE

MULTI-PARTIES AGREEMENT

THIS MULTI-PARTIES AGREEMENT (this “Agreement”) is made on October 31, 2017

BETWEEN:

(1)	AIRMEDIA HOLDINGS LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Parent”);

(2)	AIRMEDIA MERGER COMPANY LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Merger Sub”);

(3)	DAN SHAO (the “Mortgagor”);

(4)	HERMAN MAN GUO (the “Founder”);

(5)	AIRMEDIA GROUP INC., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”); and

(6)	AIRMEDIA TECHNOLOGY (BEIJING) CO., LTD. a company with limited liability incorporated under the laws of the PRC (the “WFOE”).

WHEREAS:

(A)	Pursuant to the Agreement and Plan of Merger dated September 29, 2015 (as amended by Amendment No.1 dated June 27, 2016, Amendment No.2 dated December 19, 2016, Amendment No.3 dated June 28, 2017, and Amendment No.4 dated July 31, 2017, the “Merger Agreement”) entered into by and among the Parent, the Company, and AirMedia Merger Company Limited (the “Merger Sub”), the Parent may be required to pay the Parent Termination Fee as defined in the Merger Agreement to the Company pursuant to Section 8.06 (b) of the Merger Agreement.

(B)	The parties to the Merger Agreement have agreed to accept certain real property mortgages provided by the Mortgagor (as the mortgagor) to the WFOE (as the mortgagee, for and on behalf of the Company) as collateral and security for the payment of the Parent Termination Fee by Parent pursuant to that Amendment No. 5 to the Agreement and Plan of Merger (the “Merger Agreement Amendment”), dated as of the same date hereof. The Mortgagor and the WFOE have entered into a real property mortgage agreement dated on or about the date of this Agreement (with an executed copy as attached to Schedule I of this Agreement, the “Mortgage Agreement”) to create a real estate mortgage (the “Mortgage”) over the properties (with the detail as set out in Schedule II, the “Properties”) to the WFOE (as the mortgagee, for and on behalf of the Company).

(C)	For the purpose of implementing the security arrangement under the Merger Agreement Amendment and completing the mortgage registration of the Properties with the local Real Estate Authority of the PRC, the parties hereto agreed to enter into this Agreement.

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND CONSTRUCTION

In this Agreement, unless the context requires otherwise, terms and expressions defined in or construed for the purposes of the Merger Agreement and/or the Mortgage Agreement shall have the same meanings or be construed in the same manner when used in this Agreement.

2.	REPRESENTATIONS OF THE PARENT, MERGER SUB AND GUARANTORS.

Each of Parent, Merger Sub and the Guarantors hereby, jointly and severally, represent and warrant to the Company and WFOE that (i) the particulars of the Properties as set forth in Schedule II hereof is true and correct in all respects, and (ii) Ms. Dan Shao has good title and sole building ownership rights to the Properties, free and clear of all lien, pledge, encumbrances or any third party rights other than the Mortgage created pursuant to this Agreement. There are no outstanding options or rights of first refusal to purchase the Properties, or any portion of the Properties or interest therein.

3.	APPOINTMENT

The parties hereto hereby agree that, for the purpose of implementing the security arrangement under the Merger Agreement Amendment and completing the registration of the Mortgage over the Properties with the local Real Estate Authority of the PRC, the Company hereby appoints the WFOE to hold the Properties as mortgagee for and on behalf of the Company, and to exercise its rights and perform its obligations in accordance with the instructions of the Company. When exercising the rights and performing the duties under this Agreement, the Mortgage Agreement and the Merger Agreement Amendment, the WFOE will only act on the instructions directly sent by the Company.

4.	THE WFOE’S RIGHTS

The parties hereto all agree that, for and on behalf of the Company, the WFOE in its own name is entitled to:

(a)	perform the registration of the Mortgage over the Properties with the local Real Estate Authority of the PRC as the mortgagee;

(b)	obtain and hold all title certificates, and/or third-party rights certificates and/or other evidencing documents after the completion of the registration described in paragraph (a) above;

(c)	exercise the rights as instructed by the Company, including without limitation, to enforce the Mortgage or to bring law suit against the Mortgagor for the enforcement of the Mortgage;

(d)	collect all proceeds from the enforcement of the Mortgage; and

(e)	exercise all the other rights of the mortgagee under the PRC laws and regulations in accordance with the Mortgage Agreement and this Agreement.

5.	THE WFOE’S OBLIGATIONS

For and on behalf of the Company, the WFOE shall:

(a)	perform the obligations of the mortgagee as instructed by the Company to which the WFOE is obligated under the Mortgage Agreement; and

(b)	to the extent permitted by applicable laws and regulations and as instructed by the Company, assist the Company in collecting all proceeds from the enforcement of the Mortgage, transferring the proceeds to the bank account nominated by the Company, and handling all relevant matters in respect of the performance, preservation and enforcement of the Mortgage Agreement.

6.	ACKNOWLEDGEMENT AND AGREEMENT

The Parent, the Mortgagor and the Founder hereby acknowledge the appointment of the WFOE by the Company and agree to comply with all provisions contained hereunder. Each of the Parent, Merger Sub, and the Guarantors agree to execute and deliver, or cause to be executed and delivered, all such documents and instruments (including any amendments hereto or to the Mortgage Agreement) and shall take, or cause to be taken, all such further actions as the Company may deem necessary to evidence and effectuate the Mortgage as contemplated under the Mortgage Agreement and the Merger Agreement Amendment.

7.	REGISTRATION

The parties hereto agree that the Mortgagor and the WFOE shall as soon as possible and in any event no later than five Business Days after the date of the Mortgage Agreement (or any longer time as agreed by the Company), complete the registration of the Mortgage with the local Real Estate Authority of the PRC.

8.	ENFORCEMENT AND RELEASE

8.1	In the event (i) that the Parent is in breach of its obligations to pay the Parent Termination Fee to the Company pursuant to Section 8.06 (b) of the Merger Agreement and (ii) the Parent fails to cure such breach within 15 business days following the breach in accordance with clause 7.2 hereof (the “Enforcement Event”), the Mortgage shall become immediately enforceable, and the WFOE (as instructed by the Company) shall have the right to:

(a)	take possession of and/or dispose of the Properties or any part thereof by way of sale or auction, collecting and taking possession of the proceeds in relation to the Properties on behalf of the Company;

(b)	to enforce all or any part of the Mortgage in any manner it sees fit to the extent permitted by applicable law;

(c)	to make petition at court to sell, auction or sell off the Properties or any part thereof;

(d)	sell, transfer, lease out or otherwise dispose of the Properties, or any part thereof in the name of the Mortgagor and to collect proceeds therefrom; the WFOE shall have the right to execute all documents relating to the purchase and sale or letting of the Properties (including the relevant cancellation documents) and shall not be held liable for any loss whatsoever arising from such execution;

(e)	settle, compromise, initiate litigation or arbitration or other proceedings in relation to any dispute, demand or claim in connection with the Properties; and

(f)	exercise, for the purpose of enforcement of the Mortgage, any other rights conferred to the Mortgagor in relation to the Properties except for those prohibited or restricted by the applicable law.

For the avoidance of any doubt, if the amount that the WFOE obtains from the enforcement of the Mortgage is greater than the unpaid amount of the Parent Termination Fee, the WFOE shall return all the balance between the total enforcement proceeds and the unpaid Parent Termination Fee back to the Mortgagor within 30 business days after the Company has received the full amount of the Parent Termination Fee.

8.2	Notwithstanding any contrary provision in this Agreement, in the event of any breach by the Parent of its obligation to pay the Parent Termination Fee, the parties hereto agree to have a 15 business days cure period (the “Cure Period”) before the WFOE may enforce the Mortgage in accordance with this Agreement and the Mortgage Agreement. Prior to the end of the Cure Period, any of Parent, Merger Sub, and the Guarantors and other third party as accepted by the Company shall have the right to pay the unpaid Parent Termination Fee to the Company in immediate available funds for replacing and releasing the Properties.

8.3	After the cash deposit has been provided to the Company, or the obligations of the Parent under the Merger Agreement in relation to the payment of the Parent Termination Fee has been fully performed or discharged (the “Release Event”), the Company shall instruct the WFOE to cooperate with the Mortgagor to release the registration of the Mortgage within 10 business days and return all title certificates, and/or third-party rights certificates and/or other evidencing documents that the WFOE has obtained under the Mortgage Agreement. The WFOE shall, as instructed by the Company upon any of the Release Event, promptly execute and deliver any document required for the release of the Mortgage registration, and take any action reasonably required by the Mortgagor to release and discharge the Mortgage.

9.	INDEMNITY

Each of Parent, Merger Sub and the Guarantors hereby, jointly and severally, indemnify and hold harmless (including any obligations to advance funds for expenses) the Company and WFOE against all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with the failure by WFOE to collect Parent Termination Fee (if and when it is payable) on behalf of the Company pursuant to this Agreement and the Mortgage Agreement.

10.	PAYMENT

The Parent, the Mortgagor and the Founder hereby acknowledge and undertake to pay the WFOE and the Company all the remunerations, cost, fees and other expenses incurred by the WFOE and the Company relating solely to the execution, registration or enforcement of this Agreement and the Mortgage Agreement.

11.	GOVERNING LAW AND JURISDICTION

11.1	This Agreement and the rights and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the PRC.

11.2	Each of the parties hereunder agrees that the PRC courts have exclusive jurisdiction to settle any dispute in connection with this Agreement, and accordingly submit to the jurisdiction of the competent PRC courts in Beijing where the Properties are registered with the local Real Estate Authority of the PRC.

[NO FURTHER TEXT ON THIS PAGE]

SCHEDULE I – COPY OF THE MORTGAGE AGREEMENT

SCHEDULE II - PARTICULARS OF PROPERTIES

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on the date first above written.

The Parent

AIRMEDIA HOLDINGS LTD.

By:	/s/ Herman Man Guo
Name:	Herman Man Guo
Title:	Director

[Signature Page to Multi-Parties Agreement]

Merger Sub

AIRMEDIA MERGER COMPANY LIMITED

By:	/s/ Herman Man Guo
Name:	Herman Man Guo
Title:	Director

[Signature Page to Multi-Parties Agreement]

Mortgagor

DAN SHAO

Signature:	/s/ Dan Shao

[Signature Page to Multi-Parties Agreement]

Founder

Herman Man Guo

Signature:	/s/ Herman Man Guo

[Signature Page to Multi-Parties Agreement]

The Company

AIRMEDIA GROUP INC.

By:	/s/ Conor Chiahung Yang
Name:	Conor Chiahung Yang
Title:	Director

[Signature Page to Multi-Parties Agreement]

WFOE (in its own capacity for and on behalf of the Company)

AIRMEDIA TECHNOLOGY (BEIJING) CO., LTD.

By:	/s/ Herman Man Guo
Name:	Herman Man Guo
Title:	Legal Representative

[Signature Page to Multi-Parties Agreement]